Exhibit 99.1

101 Gateway Centre Parkway	Richmond, VA 23235	Telephone: (804) 267-8000	Fax: (804) 267-8466 Website: www.landam.com

FOR IMMEDIATE RELEASE:

March 29, 2006

LandAmerica Contacts:		Capital Title Group Contact:
Bob Sullivan	Peter Habenicht	Rudy R. Miller, CEO
SVP – Investor Relations	VP – Corporate Communications	The Miller Group
Phone: (804) 267-8703	Phone: (804) 267-8723	Phone: (602) 225-0505
bsullivan@Landam.com	phabenicht@landam.com	rmiller@themillergroup.net

AGREEMENT SIGNED: LANDAMERICA TO ACQUIRE CAPITAL TITLE GROUP, INC.

STRENGTHENS PRESENCE IN KEY WESTERN STATES

Richmond, VA and Scottsdale, AZ – Theodore L. Chandler, Jr., President and CEO of LandAmerica Financial Group, Inc. (NYSE: LFG), a leading provider of real estate transaction services, and Donald R. Head, Chairman, President and CEO of Capital Title Group, Inc. (NASDAQ-NM: CTGI), jointly announce that their respective companies have signed an agreement pursuant to which LandAmerica will purchase Capital Title Group, Inc. (Capital Title), a title insurance underwriter, agent, and settlement services provider, subject to approval by Capital Title’s shareholders and receipt of all required regulatory approvals.

Founded in 1981, Capital Title operates primarily as a title underwriter and agent in Arizona, California and Nevada. In addition to title and closing services, about 17 percent of Capital Title’s business mix includes settlement services to mortgage lenders. The addition of these services will add scale to LandAmerica’s Lender Services platform, furthering its efforts to diversify its business mix. Currently, Capital Title has over 2,500 employees and operates approximately 140 offices. In 2005, Capital Title was named to Fortune magazine’s top 100 fastest growing companies for the second consecutive year.

LandAmerica has agreed to acquire 100 percent of Capital Title’s common stock for an aggregate consideration of approximately $251 million, 80 percent of which will be paid in cash and 20 percent in LandAmerica common stock. The purchase price represents a value of approximately $8.00 per share to Capital Title’s equity security holders. LandAmerica anticipates that approximately 50 percent of the cash consideration will be generated from available cash and 50 percent from additional borrowings.

Capital Title earned income before income taxes of approximately $37 million on record gross revenues of more than $380 million for the year ended December 31, 2005. Total assets for Capital Title were in excess of $200 million and shareholders’ equity was approximately $111 million at December 31, 2005. Capital Title’s operating results are expected to be accretive by 4 to 6 percent to LandAmerica’s earnings in 2007. It is expected that within one year after the close of the transaction, synergies will produce annual run rate pretax cost reductions of approximately $12 million.

Donald R. Head, Chairman, President and CEO of Capital Title Group, Inc. stated, “We have a great deal of respect for LandAmerica’s position as a national leader in real estate transaction services. We believe their multiple underwriter culture parallels Capital Title’s philosophy. Joining a company with $3.9 billion in revenue and one that shares our commitment to superior service gives us a greater breadth of services to offer our customers.”

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LandAmerica Financial Group, Inc.

“Capital Title is well known and highly regarded for delivering exceptional customer service, which makes the company a perfect fit for LandAmerica,” said LandAmerica’s President and CEO Theodore L. Chandler, Jr. “With seasoned managers skilled at managing through the cyclicality of the business, Capital Title gives us additional expertise and operating flexibility in the dynamic residential resale market. Together, we are in a better position to anticipate and meet the demands of our collective customers.”

Keefe, Bruyette & Woods is acting as exclusive financial advisor to LandAmerica in this transaction. Phoenix, Arizona-based investment banking firm Miller Capital Markets, LLC represents Capital Title in this transaction.

LandAmerica will sponsor a conference call for analysts and shareholders on Wednesday, March 29, 2006 at 10:00 AM ET to discuss the transaction. Those wishing to participate in the conference call should dial 1-888-809-8967 prior to the beginning of the call and provide the conference operator with the pass code “LandAmerica.” The call will be broadcast simultaneously over the internet via LandAmerica’s website (www.landam.com), under the Investor Information/Financial Info section. An audio archive of the call will be available two hours after the completion of the live call via LandAmerica’s website through April 29, 2006.

About Capital Title Group, Inc.

Headquartered in Scottsdale, Arizona, Capital Title Group, Inc., through its subsidiaries offers services throughout the United States for title insurance, appraisal and valuation services, and other related services to residential and commercial customers in the real estate and mortgage lending industries. Subsidiary companies include – Capital Title Agency, New Century Title Company, United Title Company, First California Title Company, Land Title of Nevada, CTG Real Estate Information Services, Nationwide Appraisal Services, Nationwide TotalFlood Services, Inc., NAC1031 Exchange Services, 1031 ExchangePoint, Inc., and AdvantageWare – with strategically located offices in Arizona, California, Nevada, Pennsylvania, and Texas. The Company is also licensed to issue and underwrite title insurance policies in Arizona, California, Florida, Nevada, New York, Pennsylvania, and Texas through its underwriting subsidiary, United Capital Title Insurance Company. The combined companies have in excess of 2,500 employees.

About LandAmerica Financial Group, Inc.

Headquartered in Richmond, Virginia, LandAmerica Financial Group, Inc. is a leading provider of real estate transaction services. Through its many subsidiaries, LandAmerica serves residential and commercial customers with more than 900 offices and a network of 10,000 active agents throughout the United States, Mexico, Canada, the Caribbean, Latin America and Europe. LandAmerica is recognized on Fortune magazine’s 2006 list of America’s most admired companies.

Information about LandAmerica and Capital Title

LandAmerica will file with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of LandAmerica common stock to be issued to the shareholders of Capital Title in connection with the proposed transaction. The registration statement will include a proxy statement/prospectus that will be sent to the shareholders of Capital Title seeking their approval of the proposed merger. The proxy statement/prospectus will contain important information about LandAmerica, Capital Title, and the merger and about the persons soliciting proxies from Capital Title’s shareholders in the merger, including the officers and directors of Capital Title, and their interests in the merger, such as their stock ownership in Capital Title.

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LandAmerica Financial Group, Inc.

Additional information about Capital Title’s directors and executive officers is included in Capital Title’s Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the Securities and Exchange Commission and is available on Capital Title’s website at www.capitaltitlegroup.com and at the Capital Title address provided below.

LandAmerica and Capital Title urge the shareholders of Capital Title and other investors to read the registration statement on Form S-4 and the proxy statement/prospectus included in the registration statement on Form S-4, and any other relevant documents to be filed with the SEC in connection with the proposed transaction, because they will contain important information about LandAmerica, Capital Title, and the proposed transaction.

Shareholders and investors may obtain free copies of the proxy statement/prospectus and other documents related to the merger, once they are filed with the SEC, through the SEC’s website at www.sec.gov. Free copies of the proxy statement/prospectus and other relevant documents also may be obtained by directing a request by telephone or mail to the following:

LandAmerica Financial Group, Inc. 101 Gateway Centre Parkway Richmond, Virginia 23235 Attention: Bob Sullivan Telephone Number: (804) 267-8703	Capital Title Group, Inc. 14648 North Scottsdale Road, Suite 125 Scottsdale, Arizona 85254 Attention: Rudy Miller Telephone Number: (602) 225-0505

The Company cautions readers that the statements contained herein regarding the Company’s financial condition, results of operation and future business plans, operations, opportunities and prospects, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause the Company’s actual results, performance or achievements to be materially different from any anticipated results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include: (i) the Company’s results of operations and financial condition are susceptible to changes in mortgage interest rates and general economic conditions; (ii) the Company is subject to government regulation; (iii) heightened regulatory scrutiny of the Company and the title insurance industry could materially and adversely affect its business, operating results, and financial condition; (iv) the Company may not be able to fuel its growth through acquisitions; (v) the Company’s inability to integrate and manage successfully its acquired businesses could adversely affect its business, operating results, and financial condition; (vi) regulatory non-compliance, fraud or defalcations by the Company’s title insurance agents or employees could adversely affect its business, operating results, and financial condition; (vii) competition in the Company’s industry affects its revenue; (viii) significant industry changes and new product and service introductions require timely and cost-effective responses; (ix) the Company’s litigation risks include substantial claims by large classes of claimants; (x) key accounting and essential product delivery systems are concentrated in a few locations; (xi) provisions of the Company’s articles of incorporation and bylaws, its shareholder rights plan and applicable state corporation and insurance laws could limit another party’s ability to acquire the Company and could deprive shareholders of the opportunity to obtain a takeover premium for shares of common stock owned by them; (xii) the Company’s future success depends on its ability to continue to attract and retain qualified employees; and (xiii) the Company’s conduct of business in foreign markets creates financial and operational risks and uncertainties that may materially and adversely affect its business, operating results, and financial condition. For more details on factors that may cause actual results to differ materially from such forward-looking statements, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on any forward-looking statements as these statements speak only as of the date when made. The Company undertakes no obligation to update any forward-looking statements made in this press release.

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